Exhibit (n)(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Pre-effective Amendment No. 3 to Registration Statement No. 333-166491 of Medley Capital BDC LLC on Form N-2 of our report for MOF I BDC LLC on the statement of financial condition, including the schedule of investments, dated July 1, 2010, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the caption “Independent Registered Public Accounting Firm” in the Prospectus.

/s/ Rothstein Kass & Company, P.C.

Roseland, New Jersey
November 22, 2010